Exhibit 99.1

FOR IMMEDIATE RELEASE

Summary:	Mercantile Bankshares Corporation Announces Quarterly Cash Dividend

BALTIMORE, MARYLAND, February 6, 2007 - Edward J. Kelly, III, Chairman of the Board, President and Chief Executive Officer of Mercantile Bankshares Corporation (Nasdaq: MRBK) announced that, at a meeting held today, the Directors declared a quarterly dividend of $0.28 per share on the common stock, payable February 28, 2007, to stockholders of record as of February 21, 2007.

Mercantile Bankshares Corporation, with more than $17 billion in assets, is a regional multibank financial holding company with headquarters in Baltimore, Maryland. Its member banks serve communities in Maryland, Washington, D.C., Northern Virginia, the Delmarva Peninsula and southern Pennsylvania from a network of 240 offices and more than 255 ATMs.    The Investment & Wealth Management division has assets in excess of $43 billion with management responsibility for more than $21 billion.  Additional information is available at www.mercantile.com.

 Contact:

 David E. Borowy
 Investor Relations
 410-347-8361
 david.borowy@mercantile.com